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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 26, 2002, relating to the consolidated financial statements, which appears in Redwood Trust, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated February 26, 2002 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K/A.


/s/ PricewaterhouseCoopers LLP
San Francisco, California
May 28, 2002